Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-290361) on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of Netskope, Inc..

/s/ KPMG LLP

Santa Clara, California
March 31, 2026